EX-10(iii)

                                 LEASE AGREEMENT


THIS LEASE, made this first day of 1st day of December, 1999 by and between, Sucia Corporation, a Limited Liability Company ("Landlord") and American Millennium Corporation, Inc.

WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of Landlord and Tenant to be performed, Landlord does hereby lease unto Tenant, and the Tenant does lease from Landlord approximately 2417 square feet of floor space (includes common areas) at the following location: front 1/2 of ground floor, 1010 Tenth Street, Golden, Colorado (the "Premises" for the term of three (3) years beginning on November 1, 1999 and ending on the 30th day of November 2002 at a monthly rental of $2,400.00, payable in advance on the first day of each and every month during the term of this Lease. For each succeeding calendar year during the term of this Lease, the rent for the Premises shall be further increased, at the Landlord's discretion, to cover increased operating expenses, but in no event shall rental be increased more than $1.00 per square foot per year. Payments received after the 5th day of the calendar month shall include a $25.00 late charge. Rental shall be paid to Sucia Corporation, or at such other place or to such appointee of Landlord, as Landlord may from time to time designate in writing.

Tenant shall deposit with Landlord concurrent with execution of this Lease the sum of Two Thousand Four Hundred Dollars and 00/100 ($2,400.00) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of the Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum, in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenants failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the lease term and upon Tenant's vacation of the Premises. Landlord may deliver the funds deposited herein by Tenant to the purchaser of the Building in the event the Building is sold, and thereupon, Landlord shall be discharged from further liability with respect to such deposit.

         THE LANDLORD AND TENANT COVENANT AND AGREE AS FOLLOWS:

1. Tenant will pay said rent and each installment thereof as and when due.

2. Tenant will use and occupy the leased Premises solely for the purposes of office use.

3. Tenant is responsible for reporting maintenance problems immediately to the Landlord.

4. Landlord has the right of reasonable access to Premises upon due notice to Tenant.

5. Upon termination of this Lease, Tenant shall clean all work, kitchen, and storage areas acceptable to the Landlord's standards and to meet all applicable local, state, and federal regulations.

6. Tenant shall pay 25% of total building utility charges (defined as beat and electricity) and 25% of total building cleaning charges, as invoiced monthly by Landlord.

7. Landlord will observe, comply with, and execute at its expense, all laws, orders, rules, requirements, and regulations of the United States, city, or county of said state, in which the leased Premises are located.

8. Tenant has the right to assign this Lease, in whole or in part, or sublet the leased Premises, or any part or portion thereof, but only with the prior written consent of Landlord which consent shall be in Landlord's sole discretion, but shall not be unreasonably withheld.

9. Tenant will not make any major alterations to said Premises without the prior written consent of the Landlord and at the Tenant's expense.

10. Tenant will, during the term of this Lease, keep said interior Premises in good order and condition. It will be Landlord's responsibility to keep the exterior Premises, common areas such as hallways, reception areas, stairwells, all utilities (including those inside the Premises), exterior grounds and parking area in good order and condition and will make all necessary repairs thereto at its own expense. Landlord will provide outside and common areas janitorial services and landscape care at its own expense.

11. If Tenant fails to pay said rental, or any other sum required by the terms of this Lease, when the same shall be due, or breaches any other covenant or term Landlord shall give Tenant notice of the breach and five (5) business days to cure such breach. If the breach is not timely cured, Landlord, shall have along with any and all other legal remedies, the immediate right to terminate this Lease. Tenant agrees to vacate said Premises within 2 days of the termination of this lease by Landlord. All personal property not vacated within 10 days shall become the property of the Landlord.

12. In case of the total destruction of the leased Premises by fire, the elements or other cause, or of such damage thereto as shall render the same totally unfit for occupancy by Tenant for more than thirty (30) days, this Lease, upon surrender and delivery to the Landlord of said leased Premises, together with the payment of the rent to the date of such occurrence and a proportionate part thereof to the date of surrender, shall terminate and be at an end. If the leased Premises am rendered partly untenantable by any Cause mentioned in the preceding sentence, Landlord shall, at its own expense, restore said leased Premises with all reasonable diligence, and the rent shall be abated proportionately for the period of said partial untenantability and until the leased Premises shall have been fully restored by Landlord

13 Landlord shall not be liable to Tenant for any loss or damage to Tenant or to any other person or to the property of Tenant or of any other person unless such loss or damage shall be caused by or result from a negligent act of omission or commission on the part of the Landlord or any of its agents, servants, or employees. Tenant shall indemnify and save harmless the Landlord, its successors or assigns, from all claims and demands of every kind, that may be brought against it, for or on account of any damage, loss, or injury to persons or property in or about the leased Premises during the continuance of this tenancy, and from any and all costs, and expenses and other charges which may be imposed upon the Landlord, its successors or assigns, for which it may be obligated to incur in consequences thereof, caused by the acts or negligence of the Tenant. Landlord shall indemnify and save harmless the tenant, its successors or assigns, for all claims and demands of every kind, that may be brought against it for or on account of any damage, loss or injury property, in or about the lease Premises during the continuance of this tenancy and from any and all costs, and expenses and other charges which may be imposed upon the Landlord, its successors or assigns or which it may be obligated to incur in consequence thereof, caused by the negligence of the Landlord.

14. It is agreed that Landlord shall have the right to place a mortgage or any form of mortgages on the Premises and this Lease shall be subordinate to any such mortgage or mortgages, whether presently existing or hereafter placed on the Premises.

15. Any notice required by this Lease is to be sent to the Landlord at:

                           Sucia, Corporation
                           1010 Tenth Street
                           Golden, Colorado 80401

         Any notice required by this lease is to be sent to the Tenant at:

                           American Millennium Corporation, Inc.
                           1010 Tenth Street
                           Golden, Colorado 80401

16. All property of Tenant kept or stored on the Premises shall be at the Tenant's sole risk. Tenant may insure his property at his sole discretion.

17. This Lease contains the final and entire Agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions, or representations not herein written.

18. In the event, to enforce the terms of this Lease, either party files legal action against the other, the prevailing party shall be entitled to receive all expenses, including reasonable attorney's fee incident to said legal action.

19. This Agreement shall be interpreted and construed in accordance with the laws of the State of
Colorado.

20. Time is of the essence with regard to this contract.

21. Invalidity of one provision herein does not invalidate any other provisions herein.

Executed and effective the day and year first above written:

TENANT                                 LANDLORD

American Millennium Corporation, Inc. Sucia Corporation, a Limited Liability Co.


By:  /S/  Bruce R. Bacon                                By:  /S/  John D. Wright
      Bruce R.  Bacon                                         John D.  Wright
      Vice President, Engineering, Director                   Vice President



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SUCIA CORPORATION


A LIMITED LIABILITY COMPANY


                                                               1010 TENTH STREET
                                                          GOLDEN, COLORADO 80401
                                                        (303) 277-1629, 278-7397
                                                              FAX (303) 277-0119
June 2, 2000

Mr. Andrew F, Cauthen, President
American Millennium Corporation, Inc.
1010 Tenth St.
Golden, CO 80401

Re: Additional Office Space

Dear Andy,

As per your request, we are pleased to submit a proposal to add the remaining ground level northeast office and the lobby area to your current leased space. I refer to Jack Krug's fax of April 13, 2000 in which lie outlined the cost for rental of the entire floor,

     638 sq.  ft.  - excluding 1/2 of the front stairs, 1/2 of the boiler room

     Monthly rent rounded to an area of 4,600 sq.  ft - $4,600.00

AMCI's rental amount for the month of June is $4,400.00. Monthly rent will be increased to the total $4,600.00 when the 203 sq. ft. of the front lobby is enclosed.

AMCI would pay for utilities and janitorial service at the rate of 50% of the total monthly invoices for the building.

Sucia agrees pay for the following tenant finish items:

1. Men's Restroom - new fixtures

2. Front Lobby Area - install new glass door unit, anticipated to be before August 1, 2000.

AMCI agrees to pay for the following tenant finish items:

1. Office adjacent to kitchen - removal of "new door" and existing hallway door, drywall, trim and paint.

2. Northeast Offices -close opening in E-W wall, remove interior N-S walls, drywall, trim paint and additional carpet as necessary

3. Entry Doors - remove existing entry doors and relocate security system as necessary.

Remodeling work will commence as soon as the carpenter's schedule allows, estimated to be early July.

Please sign and date below to signify acceptance of amended lease effective as of the above date.

Please let me know if you have questions.

Sincerely,

SUCIA CORPORATION

  /S/  John D. Wright

John D.  Wright
Vice President

ACCEPTED:

American Millennium Corporation, Inc.


By:                /S/                                        DATE:    6/2/00





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